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                                                                    Exhibit 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our Firm and our Firm's evaluation of the proved oil and gas reserve quantities as of December 31, 2002 and 2001 in the Annual Report on Form 10-KSB of United States Exploration, Inc. for the year ended December 31, 2002 and to the incorporation by reference of our Firm's name and evaluation into the Registration Statements on Form S-8 (Registration Nos. 333-47666 and 333-60983) previously filed by United States Exploration, Inc.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.


                                     By: /s/ Frederic D. Sewell
                                        ---------------------------------------
                                     Name: Frederic D. Sewell
                                     Title: Chairman and Chief Executive Officer

Dallas, Texas
January  6, 2004